EXHIBIT 5.1

August 27, 2009	Client No. 29879-035

Cathay General Bancorp

777 North Broadway

Los Angeles, California 90012

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Cathay General Bancorp, a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an unspecified amount of securities of the Company for $100,000,000, consisting of: (i) shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) and (ii) shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”), which may be convertible into Common Stock. The Common Stock and Preferred Stock are collectively referred to herein as the “Securities.”

In rendering the opinions expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(a) The Registration Statement, in the form to be filed with the Commission;

(b) The Restated Certificate of Incorporation of the Company, as amended and in effect on the date hereof (the “Restated Certificate”), certified by the Secretary of State of the State of Delaware ;

(c) The Restated Bylaws of the Company, as amended and in effect on the date hereof (the “Restated Bylaws”);

(d) A good standing certificate for the Company, dated August 21, 2009, issued by the Secretary of State of the State of Delaware;

(e) A Certificate of the Assistant Secretary of the Company, dated the date hereof (the “Certificate”), certifying certain factual matters including the resolutions of the Board of Directors of the Company (the “Board”) approving the filing of the Registration Statement; and

(f) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

In our examination of the aforementioned documents, we have assumed, without independent investigation: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (v) a prospectus supplement will have been filed with the Commission describing the amount and other aspects of the Securities offered thereby; (vi) all

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August 27, 2009

Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (vii) a definitive distribution, purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise; (ix) that the final form of all documents for the Securities will not have any material differences from those customarily used in transactions of this type; and (x) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of unissued Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to any particular series of shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Delaware General Corporation Law (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware, (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive distribution, purchase, underwriting or similar agreement approved by the Board and (c) the consideration for such shares shall have been paid, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable; and

2. With respect to shares of Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the offering of shares of Common Stock and related matters, (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive distribution, purchase, underwriting or similar agreement approved by the Board, or (ii) upon conversion of Preferred Stock, in accordance with the terms of such Preferred Stock providing for such conversion as approved by the Board and (c) the consideration for such shares shall have been paid, then the shares of Common Stock will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than General Corporation Law of the State of Delaware. This opinion is limited to the matters set forth herein and no other opinion should be inferred beyond the matters expressly stated. The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur.

We hereby consent to (i) the reference to this firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement and (ii) the filing of this opinion as an exhibit to the Registration Statement. This opinion is furnished to you for your use in connection with the Registration Statement.

Very truly yours,

/s/ Manatt, Phelps & Phillips, LLP